Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (No. 333-291676) of HIVE Digital Technologies Ltd. of our reports dated June 2, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of HIVE Digital Technologies Ltd. for the year ended March 31, 2026 which appears in the Annual Report on Form 10-K of HIVE Digital Technologies Ltd.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

June 2, 2026

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7Y 1G6	604 687 0947 davidson-co.com